Exhibit 99.1

Investor Contact:
Kiley Fleming
(615) 855-5525

DOLLAR GENERAL REPORTS INCREASED DECEMBER SALES

GOODLETTSVILLE, Tenn. - January 10, 2002 - Dollar General Corporation (NYSE: DG) today reported total retail sales for the five-week fiscal period ended January 4, 2002, equaled $725.5 million compared with $644.4 million for the five-week period ended December 29, 2000, an increase of 12.6 percent. Because of the Company's 53-week fiscal year in 2000, the Company's fiscal and calendar periods in 2001 do not coincide. For the five-week calendar period ended January 4, 2002, total sales increased 21.1 percent and same-store sales increased 8.9 percent compared with flat same-store sales for the five-week period ended January 5, 2001.

For the nine-week fiscal period ended January 4, 2002, Dollar General's total retail sales increased 15.6 percent to $1.2 billion from $1.0 billion for the nine-week period ended December 29, 2000. For the nine-week period ended January 4, 2002, total sales increased 18.1 percent and same-store sales increased 6.4 percent compared with a 0.6 percent increase in same-store sales for the nine-week period ended January 5, 2001.

For the year-to-date ended January 4, 2002, Dollar General's total retail sales increased 19.1 percent to $4.9 billion from $4.1 billion for the year-to-date ended December 29, 2000. For the year-to-date period ended January 4, 2002, total sales increased 19.1 percent and same-store sales increased 7.3 percent compared with a 0.6 percent increase in same-store sales for the year-to-date period ended January 5, 2001.

Sales Outlook:
For the four-week fiscal period of January ending February 1, 2002, the Company expects total sales to increase 18-20 percent compared with total sales for the four-week period ended January 26, 2001. For the four-week comparable calendar period, same-store sales are expected to increase 3-5 percent compared with a same-store sales increase of 5.1 percent in the comparable four-week period ended February 2, 2001. January sales results will be released on Thursday, February 7, 2002.

Weekly sales trends are announced on Mondays after the market closes and can be attained online at www.dollargeneral.com or by calling (615) 855-5529.

The Company will host a conference call on Monday, January 14, 2002, at 5:00 p.m. EST to discuss its audited financial results for its 2000 fiscal year, audited restated financial results for its 1998 and 1999 fiscal years, and unaudited results for the first three quarters of its 2001 fiscal year. To ensure that the call can accommodate public interest, pre-registration is required. If you wish to participate in the conference call, please RSVP for the call at "http://www.e-meetings.wcom.com/webrsvp/part_home.jsp?reset=1". The conference id is 6308391; the conference passcode is "Dollar General". The call will also be broadcast live online at "www.dollargeneral.com". A replay of the conference call will be available from January 15, 2002, until 1:00 a.m. EST on Monday, January 21, online or by calling (402) 998-0669.

Dollar General operates more than 5,550 neighborhood stores in 27 states.

This press release contains historical and forward-looking information. The words "believe," "anticipate," "plan," "expect," "intend," " will continue," and other similar expressions identify forward looking statements. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company believes the assumptions underlying these forward-looking statements are reasonable; however, any of the assumptions could be inaccurate, and therefore, actual results may differ materially from those projected in the forward-looking statements. The factors that may result in actual results differing from such forward-looking information include, but are not limited to: the Company's ability to maintain adequate liquidity through its cash resources and credit facilities; the Company's ability to comply with the terms of the Company's credit facilities (or obtain waivers for non-compliance), including with respect to the timely delivery of the Company's financial statements; general transportation and distribution delays or interruptions; inventory risks due to shifts in market demand; changes in product mix; interruptions in suppliers' businesses; fuel price and interest rate fluctuations; a deterioration in general economic conditions caused by acts of war or terrorism; temporary changes in demand due to weather patterns; delays associated with building, opening and operating new stores; the results of the Company's on-going restatement and audit process; the degree of cooperation between the predecessor auditor and the successor auditor in the audit process; and the impact of the litigation and any regulatory proceedings related to such restatements. The Company undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events or circumstances occurring after the date of this report or to reflect the occurrence of unanticipated events.

                                     # # #